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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): October 25, 1999




                         ZENITH NATIONAL INSURANCE CORP.

             (Exact name of registrant as specified in its charter)

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
              Delaware                         1-9627                            95-2702776
  (State or other jurisdiction of       (Commission File No.)         (I.R.S. Employer Identification
           incorporation)                                                           No.)
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                               21255 Califa Street
                      Woodland Hills, California 91367-5021
               (Address of principal executive offices) (zip code)


               Registrant's telephone number, including area code:

                                 (818) 713-1000

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ITEM 5.  OTHER EVENTS

As previously reported, on April 1, 1998, pursuant to an Asset Purchase Agreement dated June 17, 1997 (as amended from time to time, the "Asset Purchase Agreement") between Zenith Insurance Company ("Zenith Insurance"), a wholly owned subsidiary of Zenith National Insurance Corp. ("Zenith"), and RISCORP Inc. and certain of its subsidiaries (collectively, "RISCORP"), Zenith Insurance acquired substantially all of the assets and certain liabilities of RISCORP related to RISCORP's workers' compensation business (the "RISCORP Acquisition"). The total purchase price for such acquired assets and liabilities was determined by a three-step process in which RISCORP and its external accounting and actuarial consultants and Zenith Insurance and its external accounting and actuarial consultants made and presented their estimates of the GAAP values of the assets and liabilities acquired by Zenith Insurance to an independent third-party, acting as a Neutral Auditor and Neutral Actuary. Such estimates varied considerably, particularly with respect to the value of premium receivable and the liability for unpaid losses and loss adjustment expenses.

On March 19, 1999, the Neutral Auditor and Neutral Actuary issued its report determining the disputes between the parties. As previously reported, Zenith recorded the assets and liabilities acquired from RISCORP at their estimated fair values consistent with the values determined by the Neutral Auditor and Neutral Actuary. Zenith indicated that any new information that might become available with respect to certain assets and liabilities acquired from RISCORP may change the estimates of the carrying values of such amounts and such changes, if any, will be reflected in the results of operations for the period in which they occur.


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In October of 1999, Zenith completed a review of the liabilities for unpaid losses and loss adjustment expenses in its Southeast Operations, which principally consists of the operations acquired from RISCORP. The review was conducted with assistance from independent actuarial consultants and took account of recent developments, including data through the third quarter of 1999. As a result of the review, Zenith will record, in the third quarter of 1999, an increase of approximately $46.0 million ($29.9 million after tax) in the estimated net liabilities for unpaid losses and loss adjustment expenses acquired from RISCORP. The increase results primarily from adjustments to the reserves for the years 1994 through 1997. Certain related receivables, principally contingent commissions receivable under reinsurance contracts assumed from RISCORP, will be reduced by approximately $19.0 million net ($12.4 million after tax). Such adjustments are adjustments to the values of the acquired assets and liabilities and under generally accepted accounting principles must be reported currently in results of operations.

As previously reported, Zenith Insurance purchased reinsurance protection for adverse development of the unpaid loss and loss adjustment expense reserves acquired from RISCORP. Such reinsurance allows Zenith Insurance to recover up to $50.0 million in excess of $182.0 million for net unpaid losses and allocated loss adjustment expenses acquired from RISCORP. The provisions of Statement of Financial Accounting Standards No. 113 relating to accounting for retroactive reinsurance transactions require a substantial amount of the benefit associated with such reinsurance protection to be deferred and recognized in future periods. In the third quarter of 1999, Zenith expects to record an increase in the amount recoverable to $50.0 million and a benefit of approximately $9.0 million ($5.9 million after tax) associated with such reinsurance. An additional benefit of approximately $25.0 million ($16.5 million after tax) associated with such reinsurance will be deferred and recognized over approximately the next four years, the settlement period of the reinsurance recoverable.


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As previously reported, Zenith Insurance and RISCORP have entered into a settlement agreement, dated July 7, 1999 (the "Settlement Agreement"), providing for the resolution of certain claims arising out of the RISCORP Acquisition. Under the Settlement Agreement, Zenith received $6.0 million from an escrow account established pursuant to the Asset Purchase Agreement. Zenith expects to record the benefit of such settlement in the third quarter of 1999 to offset certain unexpected expenses incurred by Zenith in operating the business acquired from RISCORP.

The foregoing adjustments, in the aggregate, are expected to ultimately reduce income and stockholders' equity by approximately $16.0 million after tax, or $0.93 per share, over the current and next approximately four years. However, because of the deferral of the reinsurance benefit, the impact of these reserve adjustments on net income for the third quarter of 1999 is estimated to be a decrease of approximately $32.5 million after tax, or $1.89 per share. When the deferred reinsurance benefit is recognized over approximately the next four years, net income is expected to increase by approximately $16.5 million after taxes.

Under statutory accounting principles, the benefit of retroactive reinsurance is recognized immediately as a separate component of surplus as regards policyholders. Accordingly, the foregoing RISCORP-related adjustments, after the benefit of the reinsurance protection for adverse development of the unpaid loss and loss adjustment expense reserves acquired from RISCORP, are expected to decrease the surplus of Zenith Insurance by approximately $25.0 million after tax in the third quarter of 1999.

As a result of continuing adverse operating trends in its Workers' Compensation business and its world-wide property catastrophe reinsurance business, Zenith expects to record an operating loss for the third quarter, excluding the impact of the foregoing RISCORP-


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related adjustments. The amount of such loss may be in the range of the second quarter of 1999 loss, but Zenith is unable to estimate it at this time. Zenith expects to report its results for the third quarter of 1999 on or about November 4, 1999.

Zenith's Press Release dated October 25, 1999 is attached hereto as Exhibit 10.1 and incorporated herein by reference.



FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed. Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items. Statements containing words such as EXPECT, ANTICIPATE, BELIEVE, or similar words that are used in this Report or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements. Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include but are not limited to the following: (1) heightened competition, particularly intense price competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing a reduction of investment income; (4) general economic and business conditions which are less favorable than expected; (5) unanticipated changes in industry trends; (6) adequacy of loss reserves; (7) catastrophic events; (8) ability to timely and accurately complete the Year 2000 conversion process; (9) impact of any failure of third parties with whom Zenith does business to be Year 2000 compliant; (10) uncertainties related to the RISCORP Acquisition, including (a) the ability of Zenith to integrate on a profitable basis the business acquired from RISCORP, (b) the value of transferred assets and transferred liabilities, and (c) the resolution of RISCORP's claim set forth in the Settlement Agreement that the Neutral Auditor and Neutral Actuary allegedly made an error in its determinations with respect to the purchase price for the RISCORP Acquisition;
(11) the changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; and (12) other risks detailed from time to time in Zenith's reports and filings with the Securities and Exchange Commission.

ITEM 7.  EXHIBITS
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EXHIBIT NO.  DESCRIPTION
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
10.1         Press Release of Zenith National Insurance Corp. Dated October 25,
             1999
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



October 25, 1999           ZENITH NATIONAL INSURANCE CORP.



                            by: /s/ FREDRICKA TAUBITZ
                                    Fredricka Taubitz
                                    Executive Vice President
                                    and Chief Financial Officer


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